                                      13G


                                    EXHIBIT


CIGNA Corporation ("CIGNA") is filing this Schedule 13G as the ultimate parent company of the following wholly-owned subsidiaries. CIGNA may be deemed to have shared voting power and shared dispositive power with respect to the shares of Common Stock beneficially owned by such entities:

                                                Nature of                                Item 3
         Identity                          Beneficial Ownership                      Classification
Connecticut General Life                   Direct owner of Notes                           IC
Insurance Company                          convertible into 703,061
                                           shares of Common Stock

                                           Indirect owner of 1,297*
                                           shares of Common Stock

Life Insurance Company                     Direct owner of Notes                           IC
of North America                           convertible into 117,177
                                           shares of Common Stock


CIGNA Investment Advisory                  Indirect through performance                    IA
Company, Inc.                              of investment management
                                           activities for above direct
                                           owners



CIGNA is also the ultimate parent company of CIGNA Mezzanine Capital, Inc. and CIGNA Investments, Inc., the general partner and the investment manager, respectively, of CIGNA Mezzanine Partners II, L.P. ("CMP"). CMP is the owner of Notes convertible into 693,308 shares of Excel Industries, Inc. Common Stock as reported in Amendment No. 2 dated September 14, 1993 to the Schedule 13D filed by CMP with the Securities and Exchange Commission.


*As owner of units of the Wells Fargo Institutional Trust Company Extended Equity Market Fund. CIGNA disclaims beneficial ownership of these shares.





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